UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 26, 2005

NDCHEALTH CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-12392	58-0977458
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

NDC Plaza, Atlanta, Georgia 30329-2010

(Address of Principal Executive Offices) (Zip Code)

(404) 728-2000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 26, 2005, NDCHealth Corporation entered into an agreement and plan of merger with Per-Se Technologies, Inc. and its wholly-owned acquisition subsidiary pursuant to which Per-Se will acquire NDC. Upon consummation of the merger, each outstanding share of NDC common stock will be converted into and exchanged for the right to receive (a) $13.00 in cash, plus (b) shares of Per-Se common stock valued at $6.50, subject to Per-Se’s option to increase the cash portion of the per share merger consideration (with a corresponding decrease to the stock portion). Subject to certain exceptions, the number of shares of Per-Se common stock to be issued in the merger will be based on the volume weighted sales prices per share of Per-Se common stock traded on the Nasdaq National Market for twenty consecutive full trading days ending on the third trading day prior to the closing date.

Simultaneously with the execution of the Per-Se merger agreement, NDC entered into a stock purchase agreement with Wolters Kluwer Health, Inc. pursuant to which Wolters Kluwer will acquire all of the shares of NDC Health Information Services (Arizona), Inc., referred to as HIS, as well as certain other assets used in NDC’s Information Management segment that will be contributed by NDC to HIS immediately prior to the closing. NDC will receive approximately $382.1 million dollars in cash for the shares, subject to certain adjustments. NDC stockholders will not receive any consideration from the sale of HIS distinct from the consideration received in connection with the Per-Se merger.

The two transactions are cross-conditional and are expected to close approximately simultaneously.

In anticipation of the execution of the merger agreement, NDC made certain amendments to its stockholder protection rights agreement, as described in “Item 3.03—Material Modification to Rights of Security Holders.”

In connection with the merger, Per-Se will file a registration statement on Form S-4 with the Securities and Exchange Commission. The registration statement will contain a joint proxy statement/prospectus used by both NDC and Per-Se to solicit the approval of each company’s stockholders. Stockholders of both companies are urged to read the proxy statement regarding the proposed transaction and any other relevant documents filed with the SEC when they become available, as well as any amendments or supplements to those documents, because they will contain important information regarding the proposed transactions. A free copy of the proxy statement, when filed, as well as other filings containing information about NDC, may be obtained at the SEC’s Internet site (http://www.sec.gov).

NDC and Per-Se and their respective directors and executive officers may be deemed participants in the solicitation of proxies from stockholders in connection with this transaction. Information about the directors and executive officers of NDC and Per-Se and information about other persons who may be deemed participants in this transaction will be included in the joint proxy statement/prospectus. You can find information about NDC’s executive officers and directors in NDC’s definitive proxy statement filed with the SEC on September 15, 2004. You can find information about Per-Se’s executive officers and directors in Per-Se’s definitive proxy statement filed with the SEC on March 25, 2005.

Copies of the merger agreement and the stock purchase agreement are attached as Exhibit 2.1 and 2.2 and incorporated herein by reference. A copy of the joint press release of NDC and Per-Se announcing the two transactions is attached as Exhibit 99.1 and incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

In anticipation of the execution of the merger agreement, NDC made certain amendments to its stockholder protection rights agreement to prevent the transaction with Per-Se from triggering any rights under the rights plan. A copy of the amendment to the rights plan is attached as Exhibit 4.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits:

Exhibit No.	Description
2.1	Agreement and Plan of Merger by and among Per-Se Technologies Inc., Royal Merger Co., and NDCHealth Corporation, dated August 26, 2005.

2.2	Stock Purchase Agreement by and among Wolters Kluwer Health, Inc., NDC Health Information Services (Arizona), Inc., and NDCHealth Corporation, dated August 26, 2005.

4.1	Amendment, dated August 26, 2005, to Stockholder Protection Rights Agreement dated March 26, 2001, by and between NDCHealth Corporation and SunTrust Bank, Atlanta.

99.1	Press Release dated August 29, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NDCHEALTH CORPORATION

By:	/s/ James W. FitzGibbons
James W. FitzGibbons
Vice President and Chief Accounting Officer

Dated: August 29, 2005

INDEX TO EXHIBITS

Exhibit No.	Description
2.1	Agreement and Plan of Merger by and among Per-Se Technologies Inc., Royal Merger Co., and NDCHealth Corporation, dated August 26, 2005.

2.2	Stock Purchase Agreement by and among Wolters Kluwer Health, Inc., NDC Health Information Services (Arizona), Inc., and NDCHealth Corporation, dated August 26, 2005.

4.1	Amendment, dated August 26, 2005, to Stockholder Protection Rights Agreement dated March 26, 2001, by and between NDCHealth Corporation and SunTrust Bank, Atlanta.

99.1	Press Release dated August 29, 2005